UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Norfolk Southern Corporation

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On May 3, 2024, Norfolk Southern Corporation (“NSC”) distributed to shareholders a video on the June 2023 Town Hall hosted by Alan Shaw, President and Chief Executive Officer of NSC. A copy of the transcript for the video can be found below and may be used in whole or in part in additional communications by NSC:

June 2023 Town Hall Transcript

Alan Shaw – President & CEO, Norfolk Southern

Welcome Norfolk Southern. I became CEO of Norfolk Southern about a year ago. My first day as CEO, I wanted to be out in the field visiting with my craft colleagues and the local supervisors. One of the things that I really got out of them is this sense of pride for working for Norfolk Southern. And I want to get that back. And what I’ve tried to do at Norfolk Southern is start building this culture of transparency and inclusion. We’ve charted a course in the industry. And we’re really focused on culture.

Sean Kennedy – Director Mechanical Operation, Norfolk Southern

I think that this is the first step. I think that this is going to be a long road for our folks to really convince that this is a culture change. I think that we’re really on the right path now.

Alan Shaw

We’re going to be different. Traditional rail model was really focused on short-term margins and you tended to get there by cutting. And for those of you who’ve worked out in the field, I know that that was really hard on you. That’s not what we’re doing going forward. Because I think our long-term approach is a better way forward for Norfolk Southern.

And we made promises to our employees. We’re hiring. I’m going to invest in our people. The next time there’s an economic downturn, we’re not going to furlough. We’re the only railroad where 100% of our craft colleagues have access to paid sick leave. Promises kept.

I also said I really want to engage better with our union leadership. Our unions were set up to drive safety. And we can really get aligned around that.

Jeremy Ferguson – SMART-TD

I never thought as a union President I’d be standing on a stage with fellow Presidents and CEO of a railroad. I know it’s just the beginning and I look forward to making this a safer place.

Mike Baldwin – BRS

My hope is we can knock this out of the park and everybody notices and everybody wants to be NS, everybody wants to do the same thing.

Tony Cardwell – BMWED

I really believe that NS has an opportunity to set the example and set a new standard. I’m here to help you with that. Our members want to see you succeed, our members want to see this company succeed.

Leo McCann – ATDA

We look forward to this journey together as we measure our successes in day-to-day small victories. Changing the culture at NS will be a long and difficult road, but being in this together has the opportunity to be the premier, safest railroad.

Carl Lakin – TCU-BRC

We’re committed to continuing the effort to ensure every member has a safe workplace. And we trust Norfolk Southern is sincere in their commitment as well. If labor and Norfolk Southern truly work together to improve safety at Norfolk Southern, there’s no limit on what we can accomplish.

Alan Shaw

We implemented a six-point safety plan, we started a Ballast Line Leadership training program, and you’ve seen me out on Capitol Hill. I’m advocating for many of the provisions in the various railway safety bills. We’re going to have three admirals working with us over the next 2-3 years on how to enhance safety at Norfolk Southern. That’s a promise kept.

We made promises to our customers, we’re going to deliver, safely, exceptional service to our customers. We made promises to the communities we serve, and we made promises to our investors. And I intend to keep those promises.

John Baker – Locomotive Engineer, Norfolk Southern

We’re seeing that already out of Mr. Shaw. He’s keeping promises and honesty. I believe his vision is very positive for the future.

Alan Shaw

I’m looking for 20,000 voices at Norfolk Southern pushing for safety and operating in the best interests of Norfolk Southern. That’s our future, that’s a better way forward for Norfolk Southern, that’s a better way forward for the industry.

On May 3, 2024, Norfolk Southern Corporation (“NSC”) distributed to shareholders a video on the Confidential Close Call Reporting System (“C3RS”) pilot program. A copy of the transcript for the video can be found below and may be used in whole or in part in additional communications by NSC:

C3RS Safety Agreement Video Transcript

Amit Bose – Administrator, FRA

C3RS empowers railroad workers to report close calls and unsafe events and conditions in a safe environment. This program works to reduce collisions, injuries and deaths.

Mark Wallace – First Vice President, BLET

We work together to solve problems. We’re never going to refuse to participate in any kind of safety culture enhancements. And what we see today is we see a commitment that Alan Shaw made that he was going to enter into C3RS.

Amit Bose

Your participation today is a signal of your railroad’s commitment to improving safety. I know that joining C3RS is just one of the safety improvements you’ve brought to Norfolk Southern in recent months and know that we agree it is an important one.

Alan Shaw – President & CEO, Norfolk Southern

I really wanted to develop a culture at Norfolk Southern that was all about inclusivity and transparency. So that when people felt like they had an opportunity to make something better, they were encouraged to raise their hand. That’s what this is all about. Creating that culture, continuing to invest and continuing to enhance our safety program.

Jeremy Ferguson – President, SMART-TD

That commitment was real. You proved it, you put your money where your mouth is. Now all of us have an opportunity to see the data collected.

Alan Shaw

We committed to be the gold standard of safety in the rail industry and we are absolutely on the pathway to doing that because of the trust that we continue to cultivate with our craft colleagues and with our regulators. This is a jumping off point. We’ve got a lot more to do. This is a great start.

Thank you.

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Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement (the “2024 Proxy Statement”) on Schedule 14A and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE WHITE PROXY CARD AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the 2024 Proxy Statement, any amendments or supplements to the 2024 Proxy Statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at https://norfolksouthern.investorroom.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants in Solicitation

The Company, its directors and certain of its executive officers and employees may be deemed participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the 2024 Annual Meeting is included in Norfolk Southern’s 2024 Proxy Statement, filed with the SEC on March 20, 2024. To the extent holdings by our directors and executive officers of Norfolk Southern securities reported in the 2024 Proxy Statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change of Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described above.

Cautionary Statement on Forward-Looking Statements

Certain statements in this communication are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance, including statements relating to our ability to execute on our strategic plan and our 2024 Annual Meeting and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “consider,” “predict,” “potential,” “feel,” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.